Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)

Subsidiaries and Joint Ventures

100% Quest Diagnostics Holdings Incorporated (f/k/a SBCL, Inc.) (DE)
	100%	Quest Diagnostics Clinical Laboratories, Inc. (f/k/a SmithKline Beecham Clinical
Laboratories, Inc.) (DE)
(33-l/3%) Compunet Clinical Laboratories (OH)
		(44%)	Mid America Clinical Laboratories (IN)
		(51%)	Diagnostic Laboratory of Oklahoma LLC (OK)

100%	Quest Diagnostics Nichols Institute (f/k/a Quest Diagnostics Incorporated) (CA)

100%	Quest Diagnostics Incorporated (MD)
		100%	Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100%	Quest Diagnostics Incorporated (MI)
100%	Quest Diagnostics Investments Incorporated (DE)
100% Quest Diagnostics Finance Incorporated (DE)

100%	Quest Diagnostics LLC (IL)
100%	Quest Diagnostics LLC (MA)
100%	Quest Diagnostics LLC (CT)

100%	Unilab Corporation (DE)
100% FNA Clinics of America, Inc. (f/k/a Unilab Acquisition Corporation) (DE)
100%	Quest Diagnostics of Pennsylvania Inc. (DE)
	51%	Quest Diagnostics Venture LLC (PA)
	53.5%	Associated Clinical Laboratories (PA) (gen. ptnrshp.)
100% North Coast General Services, Inc. (PA)

100%	Quest Diagnostics of Puerto Rico, Inc. (PR)
100%	Quest Diagnostics Receivables Inc. (DE)

100%	Quest Diagnostics Ventures LLC (DE)

100%	DPD Holdings, Inc. (DE)
	100%	MetWest Inc. (DE)
100% Diagnostic Path Lab, Inc. (TX)
100% Quest Diagnostics Provider Network, LLC (CO)
49% Sonora Quest Laboratories LLC (AZ)

100%	American Medical Laboratories, Incorporated (DE)
	100%	AML Inc. (DE)
100% Quest Diagnostics Nichols Institute, Inc. (f/k/a Medical Laboratories Corporation)
(VA)

100% Quest Diagnostics Incorporated (NV)
100% APL Properties Limited Liability Company (NV)

100%	Enterix Inc. (DE)
	100%	Enterix (Australia) Pty Limited (Australia)
100% Enterix Pty Limited (Australia)
100% Enterix UK Limited (UK)

100%	Focus Technologies Holding Company (DE)
	100%	Focus Diagnostics, Inc. (DE)

100%	HemoCue, Inc. (CA)
100%	QDI Acquisition AB (Sweden)
`	100%	POCT Holding AB (Sweden)
100% HemoCue Holding AB (Sweden)
100% HemoCue AB (Sweden)
100% HemoCue Oy (Finland)
100% HemoCue GmbH (Germany)
99.7% HemoCue AG (Switzerland)
100% Biotest Medizintechnik GmbH (Germany)
100% HemoCue Diagnostics B.V. (The Netherlands)
100% HC Diagnostics, Limited (UK)

100%	Lab Portal, Inc. (DE)

100%	LabOne, Inc. (MO)
100% ExamOne World Wide, Inc. (PA)
100% ExamOne World Wide of NJ, Inc. (NJ)
	100%	Systematic Business Services, Inc. (MO)
100% Scan Tech Solutions, LLC (MO)
	100%	LabOne, L.L.C. (KS)
	100%	Central Plains Holdings, Inc. (KS)
100% Central Plains Laboratories, LLC (KS)
	100%	Lab One Canada, Inc. (Ontario)
100% ExamOne Canada, Inc. (Ontario)
100% Rapid-Med Plus Franchise Corporation (Ontario)
	100%	LabOne of Ohio, Inc. (DE)
	100%	Osborn Group Inc. (DE)
100% Intellisys, Inc. (GA)

100%	Lifepoint Medical Corporation (DE)
	100%	C&S Clinical Laboratory, Inc. (d/b/a Clinical Diagnostic Services) (NJ)

100%	MedPlus, Inc. (OH)
	100%	Worktiviti, Inc. (fka Universal Document Management Systems, Inc.) (OH)
	100%	Valcor Associates Inc. (PA)

100%	Nichols Institute Diagnostics (CA)

100%	Nichols Institute Diagnostics Limited (UK)

100%	Nichols Institute Diagnostics Trading AG (Switzerland)

100%	Nichols Institute Diagnostika GmbH (Germany)
	100%	Nichols Institute Diagnostika GmbH (Austria)

100%	Nichols Institute International Holding B.V. (Netherlands)

	100%	Nichols Institute Diagnostics B.V. (Netherlands)
	100%	Nichols Institute Diagnostics SARL (France)

100%	Nomad Massachusetts, Inc. (MA)
	100%	Quest Diagnostics Mexico, S.A. de C.V. (f/k/a Laboratorios Clinicos de Mexico, S.A. de
C.V. (Mexico)
	100%	Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100%	Quest Diagnostics do Brasil Ltda. (Brazil)

100%	Quest Diagnostics India Private Limited (India)

100%	Quest Diagnostics Limited (UK)
	100%	The Pathology Partnership plc (UK)

19.9%	Clinical Genomics Pty Ltd. (Australia)